
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         JUN-30-1998
<CASH>                                               246,982
<SECURITIES>                                         2,006,558
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               1,102,465
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       5,112,684<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              1,210,000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           3,737,102
<TOTAL-LIABILITY-AND-EQUITY>                         5,112,684<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     110,762<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     123,910<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   30,004
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (301,865)<F5>
<EPS-PRIMARY>                                        (5.98)
<EPS-DILUTED>                                        000

<F1>Included in total assets is $4,504 of tenant security deposits,  Investments in Local Limited Partnerships of $1,548,499, deferred charges, net $44,339, bond trusts of $107,572, mortgagee escrow deposits of $1,333, replacement reserve escrow of $6,398, other assets of $41,433, and accounts receivable of $2,601.
<F2>Included  in total  liability  and equity is accounts  payable to affiliates
$10,160, accounts payable and accrued expenses of $23,418, accrued interest of $68,819, tenant security deposits payable of $4,621, and $58,564 of minority interest in Local Limited Partnership. <F3>Total revenue includes rental of $56,625, investment of $31,591 and other of $22,546. <F4>Included in other expenses is general and administrative of $85,764, rental operations, exclusive of depreciation of $19,425, depreciation of $10,182 and amortization of $8,539.
<F5>Net  loss  reflects  equity  in  losses  of Local  Limited  Partnerships  of
$(258,738)  and minority  interest in loss of Local Limited  Partnership of $25.